Exhibit 10.30
JOINDER, ASSUMPTION AND FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT
Effective Date: March 4, 2011
     This JOINDER, ASSUMPTION AND FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “First Amendment”), dated as of March 4, 2011, is by and among, (a) SILICON VALLEY BANK, a California corporation with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, as administrative agent and collateral agent (collectively, in such capacities, “Agent”), (b) the several banks and other financial institutions or entities parties to this First Amendment (“Lenders”), and (c) TELECOMMUNICATION SYSTEMS, INC., a Maryland corporation (“TCS”), LONGHORN ACQUISITION, LLC, a Maryland limited liability company (“Longhorn”), SOLVERN INNOVATIONS, INC., a Maryland corporation (“Solvern”), QUASAR ACQUISITION, LLC, a Maryland limited liability company (“Quasar”), NETWORKS IN MOTION, INC., a Delaware corporation (“NIM”), and TRIDENT SPACE & DEFENSE, LLC, a Delaware limited liability company (“Trident”, and together with TCS, Longhorn, Solvern, Quasar and NIM, jointly and severally, individually and collectively, referred to as “Borrower”), each with a principal place of business located at 275 West Street, Suite 400, Annapolis, Maryland 21401.
Recitals
     WHEREAS, reference is made to a certain Loan and Security Agreement, dated as of December 31, 2009 (as amended, modified, supplemented or restated and in effect from time to time, the “Loan Agreement”), by and among Agent, Lenders, TCS, Longhorn, Solvern, Quasar and NIM (TCS, Longhorn, Solvern, Quasar and NIM are hereinafter referred to jointly and severally, individually and collectively, as “Existing Borrower”).
     WHEREAS, reference is also made to a certain Waiver and Consent to Acquisition, dated as of January 31, 2011 (the “Trident Consent”), by and among Agent, Lenders and Existing Borrower, pursuant to which Agent and Lenders consented to the acquisition by TCS of all of the issued and outstanding membership interests of Trident (the “Trident Acquisition”), subject to the terms and conditions set forth therein.
     WHEREAS, pursuant to the terms of the Trident Consent and the Loan Agreement, Existing Borrower is to cause Trident to become a co-Borrower under the Loan Documents and grant to Agent, for the ratable benefit of the Secured Parties, a continuing pledge and security interest in and to the assets of Trident.
     WHEREAS, Existing Borrower has advised Agent that, among other things, Existing Borrower desires to (i) join Trident as a co-Borrower under the Loan Documents and (ii) amend certain terms and conditions of the Loan Agreement as set forth herein.
     WHEREAS, Agent and Lenders are willing to amend certain provisions of the Loan Agreement, in each case on the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth below.

Agreement
          NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this First Amendment shall have the meanings given to them in the Loan Agreement.
     2. Joinder and Assumption. The undersigned, TRIDENT SPACE & DEFENSE, LLC, a Delaware limited liability company (“New Borrower”), is a wholly owned Subsidiary of TCS. New Borrower hereby joins the Loan Agreement and each of the other Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and the other Loan Documents, as if it were originally named as a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower under the Loan Agreement, including, without limitation, the Obligations. All references in the Loan Documents to “Borrower” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Existing Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Agent and Lenders from Existing Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.
     3. Grant of Security Interest. To secure the payment and performance in full of all of the Obligations, New Borrower hereby grants to Agent, for the ratable benefit of the Secured Parties, a continuing security interest in, and pledges to Agent, for the ratable benefit of the Secured Parties, all of New Borrower’s right, title and interest in and to the Collateral (as more particularly described on Exhibit A attached hereto), whether now owned or existing or hereafter created, acquired, or arising, and wherever located. New Borrower further covenants and agrees by its execution hereof that it shall execute all such instruments and take all such actions that are reasonably required by Agent in order to grant a valid, perfected security interest to Agent in the Collateral (subject only to Permitted Liens). New Borrower hereby authorizes Agent to file financing statements, without notice to New Borrower, with any necessary jurisdictions in order to perfect or protect Agent’s interest or rights hereunder.
     4. Amendments to Loan Agreement. The provisions of the Loan Agreement are hereby amended as follows:
     (a) Section 6.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
     “6.9 Financial Covenants.
     Maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries:
     (a) Adjusted Quick Ratio. (i) for each monthly period beginning with the monthly period ending February 28, 2011 through and including the monthly period ending May 31, 2012, an Adjusted Quick Ratio of not less than 1.10:1.00; and (ii) for each monthly period beginning with the monthly period ending June 30, 2012 and as of the last day of each monthly period thereafter, an Adjusted Quick Ratio of not less than 1.25:1.00.

     (b) Fixed Charge Coverage Ratio. (i) for each quarterly period beginning with the quarterly period ending March 31, 2011 through and including the quarterly period ending December 31, 2011, a Fixed Charge Coverage Ratio of not less than 1.10:1.00; and (ii) for each quarterly period beginning with the quarterly period ending March 31, 2012 and as of the last day of each quarterly period thereafter, a Fixed Charge Coverage Ratio of not less than 1.25:1.00.”
     (b) The definition of “Adjusted Quick Ratio” in Section 14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“Adjusted Quick Ratio” means the ratio of (A) (i) Borrower’s unrestricted cash, unrestricted Cash Equivalents and unrestricted marketable securities plus (ii) the aggregate value of Borrower’s net billed accounts receivable, plus (iii) the value of Borrower’s unbilled accounts receivable which are contractually due in an aggregate amount not to exceed 85% of Borrower’s net billed accounts receivable divided by (B) (i) Borrower’s Current Liabilities (including, without limitation, all Indebtedness owed to Lenders and any Reserves established by Agent), less (ii) the current portion of Borrower’s Deferred Revenue, less (iii) to the extent included as Current Liabilities, all principal Indebtedness owing under the NIM Seller Notes.
     (c) Clause (j) of the definition of “Eligible Accounts” in Section 14.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
“(j) Accounts owing from the United States or any department, agency, or instrumentality thereof except for (i) Accounts arising from contracts with the United States or any department, agency, or instrumentality thereof having a value of $50,000 or less or (ii) Accounts arising from contracts with the United States or any department, agency, or instrumentality thereof if Borrower has assigned its payment rights to Agent and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;”
     5. Representations and Warranties. To induce Agent and Lenders to enter into this First Amendment, Borrower hereby represents and warrants to Agent and Lenders as follows:
     (a) As of the First Amendment Effective Date, the representations and warranties contained in the Loan Documents are true and correct with respect to New Borrower, with the same force and effect as if New Borrower was named as “Borrower” in the Loan Documents in addition to Existing Borrower (except (i) to the extent that such representations and warranties relate to an earlier date, (ii) any representations or warranties relating to a Perfection Certificate by New Borrower or any information disclosed in a Perfection Certificate by New Borrower shall not be effective until the delivery of the Perfection Certificate in accordance with Section 10(c) of this First Amendment and (iii) except as otherwise permitted by the terms of the Loan Documents);
     (b) As of the First Amendment Effective Date, the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects (except to the extent such representations and warranties relate to an earlier date, in which case they are true, accurate and complete in all material respects as of such date, and except as otherwise permitted by the terms of the Loan Documents);

     (c) As of the First Amendment Effective Date, no Event of Default has or shall have occurred and is continuing; and
     (d) Borrower has the power and due authority to execute and deliver this First Amendment.
     6. Integration. This First Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this First Amendment and the Loan Documents merge into this First Amendment and the Loan Documents.
     7. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and, except as expressly amended, modified and supplemented hereby, the Loan Documents are and shall remain in full force and effect. This First Amendment is not a novation and the terms and conditions of this First Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this First Amendment and the terms of the Loan Documents, the terms of this First Amendment shall be controlling, but the Loan Documents document shall not otherwise be affected or the rights therein impaired.
     8. Counterparts. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     9. Effectiveness. This First Amendment shall be effective as of March 4, 2011 (the “First Amendment Effective Date”), provided that:
     (a) This First Amendment shall have been duly executed and delivered to Agent by each party hereto.
     (b) New Borrower shall have delivered to Agent the following documents, each in form and substance satisfactory to Agent:
     (i) a certificate of an authorized officer of New Borrower with respect to the certificate of formation, limited liability company agreement, incumbency, and resolutions of the manager of New Borrower, authorizing the execution and delivery of this First Amendment;
     (ii) a good standing certificate of New Borrower certified by the Delaware Secretary of State as of a date no earlier than thirty (30) days prior to the First Amendment Effective Date; and
     (iii) certified copies, dated as of a recent date, of UCC, federal and state tax lien and judgment lien searches, as Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such searches constitute Permitted Liens.
(c) No Default or Event of Default shall have occurred and be continuing.
     10. Post-Closing Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to Agent on or before April 15, 2011, each in form and substance reasonably satisfactory to Agent:

     (a) evidence satisfactory to Agent that the insurance policies required for New Borrower by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements (as applicable) in favor of Agent;
     (b) Control Agreements with such financial institutions as may be required by Agent pursuant to the terms of the Loan Agreement;
     (c) a Perfection Certificate executed by New Borrower, together with the duly executed original signatures thereto;
     (d) a landlord’s consent in favor of Agent for each of New Borrower’s leased locations, together with the duly executed original signatures thereto, as required by Agent;
     (e) a bailee’s/warehouseman’s waiver executed by each bailee, if any, of New Borrower, as required by Agent;
     (f) a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which New Borrower is qualified to transact business as a foreign entity; and
     (g) a legal opinion of New Borrower’s counsel, in form and substance acceptable to Agent, together with the duly executed original signatures thereto, as required by Agent.
In the event that New Borrower fails to deliver one or more of the post-closing deliverables described in this Section 10 within the foregoing timeframe, it shall constitute an Event of Default under the Loan Agreement, without any notice or grace, unless waived in writing by Agent and Required Lenders.
     11. Fees. Borrower shall pay to Agent, for the ratable benefit of Lenders, a modification fee equal to Fifty Thousand Dollars ($50,000), which fee shall be due and shall be deemed fully earned as of the First Amendment Effective Date. Borrower also agrees to pay Agent any and all Secured Party Expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by Agent in connection with the documentation and negotiation of this First Amendment.
     12. Ratification of Loan Documents. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Agent, for the ratable benefit of the Secured Parties, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
     13. No Defenses of Borrower. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Agent or Lenders with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have prior to the date hereof, any offsets, defenses, claims, or counterclaims against Agent or Lenders, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Agent and Lenders from any liability thereunder.
     14. Continuing Validity. Borrower understands and agrees that in modifying the existing Obligations, Agent and Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Loan Documents. Except as expressly permitted by this First Amendment, the terms of the Loan Documents remain unchanged and in full force and effect. Agent’s and Lenders’ agreement to execute and deliver this First Amendment in no way shall obligate Agent and Lenders to make any future modifications to the Obligations. Nothing in this First Amendment shall constitute a satisfaction of the Obligations. It is the intention of Agent, Lenders and Borrower to retain as liable parties all makers of the Loan Documents, unless the party is expressly released by Agent and Lenders in writing.
     15. Right of Set-Off. In consideration of Agent’s and Lenders’ agreement to enter into this First Amendment, Borrower hereby reaffirms and hereby grants to Agent, for the ratable benefit of the Secured Parties, a lien, security interest and right of set off as security for all Obligations, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Agent or any entity under the control of Agent or Lenders (including any subsidiary of the Agent or Lenders) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Agent or Lenders, subject to the terms of the Loan Agreement, may set off the same or any part thereof and apply the same to any Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE AGENT OR LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.
     16. Choice of Law. Section 12 of the Loan Agreement is hereby incorporated by reference, in its entirety.
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     This First Amendment is executed as of the date first written above.

NEW BORROWER: TRIDENT SPACE & DEFENSE, LLC
By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Manager

EXISTING BORROWER: TELECOMMUNICATION SYSTEMS, INC.
By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Senior Vice President and Chief Financial Officer

LONGHORN ACQUISITION, LLC
By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Senior Vice President and Chief Financial Officer

SOLVERN INNOVATIONS, INC.
By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Treasurer

QUASAR ACQUISITION, LLC
By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Senior Vice President and Chief Financial Officer

NETWORKS IN MOTION, INC.

By:	/s/ Thomas M. Brandt, Jr.
Name:	Thomas M. Brandt, Jr.
Title:	Senior Vice President, Chief Financial Officer and Treasurer

AGENT: SILICON VALLEY BANK
By:	/s/ Megan Scheffel
Name:	Megan Scheffel
Title:	Senior Vice President

LENDERS: SILICON VALLEY BANK
By:	/s/ Megan Scheffel
Name:	Megan Scheffel
Title:	Senior Vice President

MANUFACTURERS & TRADERS TRUST COMPANY
By:	/s/ Mary Francis Isakov
Name:	Mary Francis Isakov
Title:	Vice President

EXHIBIT A — COLLATERAL DESCRIPTION
The Collateral consists of all of New Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     all of New Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.